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                                   Exhibit 3.3

                                     SECOND
                            CERTIFICATE OF AMENDMENT
                                     TO THE
                            ARTICLES OF INCORPORATION
                                       OF
                               CPU MICROMART, INC.

      THE UNDERSIGNED, for the purpose of amending the Articles of Incorporation of CPU MicroMart, Inc. ("Corporation") under the provisions and subject to the requirements of the laws of the State of Nevada (particularly Chapter 78 of the Nevada Revised Statutes and the acts mandatory thereof and supplemental thereto), hereby declare that:

      1. Section First of the Articles of Incorporation of the Corporation has been amended in its entirety as follows:

            FIRST: The name of the corporation (hereinafter called the "Corporation") is:

                             Ebiz Enterprises, Inc.

      2. This amendment was adopted by consent of the holders of 4,621,981 shares of the outstanding stock of the Corporation which amount constituted more than a majority of the outstanding shares of the Corporation entitled to vote thereon.

      THE UNDERSIGNED, being the President and Secretary of the Corporation, hereby make and file this Second Certificate of Amendment to the Articles of Incorporation and hereby declare and certify that the above statements are true and correct as of the date hereof.

      DATED this 3rd day of April, 1999.


                                    /s/ Stephen C. Herman
                                    --------------------------------------
                                    Stephen C. Herman, President


Attest:

/s/ Jeffrey I. Rassas
----------------------------------
Jeffrey I. Rassas, Secretary
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STATE OF ARIZONA        )
                        ) ss.
COUNTY OF MARICOPA      )

      The foregoing instrument was executed before me this 3rd day of April, 1999, by Stephen C. Herman as President of CPU MicroMart, Inc. who acknowledged that this act was done on behalf of such corporation.


                                    /s/ Kathleen J. Sisk
                                    -------------------------------------------
                                    Notary Public



My Commission Expires: April 17, 2001             [Notarial Seal]
                       -----------------------


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